Exhibit 32.1

                            Certification of CEO and CFO

                         Pursuant to 18 U.S.C. Section 1350,

                               As Adopted Pursuant to

                    Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Consolidated Capital Institutional Properties/3, LP (the "Partnership"), for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven D. Cordes, as the equivalent of the chief executive officer of the Partnership, and Stephen B. Waters, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/Steven D. Cordes
Name: Steven D. Cordes
Date: March 25, 2011

/s/Stephen B. Waters
Name: Stephen B. Waters
Date: March 25, 2011

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.